SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                         TWO MOONS KACHINAS CORP.
            (Name of Registrant as Specified in its Charter)

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     pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

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     paid previously.  Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Persons: Bradley C. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                       TWO MOONS KACHINAS CORP.
                       9005 Cobble Canyon Lane
                          Sandy, Utah 84093
                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Two Moons Kachinas Corp., a Nevada corporation [the "Company," "Two Moons," "we", "our" or "us" or words or similar import]) regarding two amendments to our Articles of Incorporation that will increase our authorized shares by adding a class of preferred stock; and allow our Board of Directors to change our name without stockholder approval.

         These amendments were unanimously adopted by our Board of Directors and certain persons who own in excess of a majority of our outstanding voting securities (the "Majority Stockholders") in accordance with the Nevada Revised Statutes. The Majority Stockholders own 340,000 shares or approximately 51.5% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Articles of Incorporation and Vote Required for Approval," herein.

          The amendments to our Articles of Incorporation are as follows.

          Increase in authorized shares.
          ------------------------------

          Our Board of Directors and the Majority Stockholders have voted by written consent to amend Article IV of our Articles of Incorporation to say:

                            Article IV - Stock

          The Corporation shall have the authority to issue 55,000,000 shares divided into two classes, 50,000,000 shares of common stock of a par value of ($0.001) per share and 5,000,000 shares of preferred stock of a par value of one cent ($0.001) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

          The outstanding securities of this Corporation may be forward or reverse split by resolution of the Board of Directors and without stockholder approval, provided that such action will not adversely and materially affect the rights of the stockholders of the Corporation.

                           --------------------

          The new Article IV increases the authorized capital of our Company from 50,000,000 shares of $0.001 par value common stock to $55,000,000 shares, divided into two classes, 50,000,000 shares of common stock of a par value of ($0.001) per share, and 5,000,000 shares of preferred stock of a par value of one cent ($0.001) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine; and adds the language "provided that such action will not adversely and materially affect the rights of the stockholders of the Corporation" to the second paragraph of this Article that allows the Board of Directors to adopt re-capitalizations without stockholder approval. No other changes were made in this Article IV.

          Authorization to Change Name.
          -----------------------------

           Our Board of Directors and the Majority Stockholders have also voted to add the following new Article X to our Articles of Incorporation:

   Article X - Board of Director Authorization to Change Corporate Name

          The Board of Directors shall have the right to change the name of the corporation without shareholder approval to a name that reflects the industry or business in which the corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the corporation that the Board of Directors, in its sole discretion, deems appropriate.

                           --------------------

          The Company does not have any present name change in mind, but we have recently commenced selling Indian jewelry and other related products, in addition to Kachinas. It is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, if the name change would better serve us.

               APPROXIMATE DATE OF MAILING: February 25, 2004.

          These amendments will become effective on the later of the opening of business on March 18, 2004, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

          These amendments are the only matters covered by this Information Statement.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendments to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on January 14, 2004, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 660,300.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of January 14, 2004, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 660,300 outstanding shares of our common stock.

                            Positions               Number and Percentage
Name and Address               Held            of Shares Beneficially Owned
----------------               ----            -------------------------------

David C. Merrell (1)        President/         250,000 - 37.86%
                            Secretary/
                            Treasurer
                            and Director

R. Kip Paul (1),(2)         Stockholder         50,000 -  7.57%

Daniel L. Ross (1)          Stockholder         40,000 -  6.06%

Leonard W. Burningham (3)   Stockholder         41,400 -  6.27%

Helen W. Paul (2)           Stockholder         50,000 -  7.57%

Mark H. Paul (2)            Stockholder         50,000 -  7.57%

Robert P. Paul (2)          Stockholder         50,000 -  7.57%

Terri J. Paul (2)           Stockholder         50,000 -  7.57%

All executive officers and directors           250,000 - 37.86%
of the Company as a group (one person)

     (1) These stockholders have consented to the amendments to our Articles of Incorporation, and they constitute the "Majority Stockholders" referenced herein in that respect.

     (2) R. Kip Paul is a former Secretary, Treasurer and Director of our Company. Terri J. Paul is Mr. Paul's wife, and they reside together; Robert
P. Paul is Mr. Paul's father; Helen W. Paul is his mother; and Mark H. Paul is his brother. Mr. Paul's father, mother and brother all maintain residences separate from that of Mr. Paul.

     (3) Mr. Burningham is one of the attorneys for our Company, and participated in the preparation of this Information Statement.

               AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

Nevada Law.
---------

          The above two amendments to our existing Articles of Incorporation were unanimously adopted by the sole member of our Board of Directors, David
C. Merrell, and the additional persons who own in excess of a majority of our outstanding voting securities and who are collectively designated herein as the Majority Stockholders, pursuant to NRS 78.385 which says that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320 of the Nevada Revised Statutes respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

          Our sole director and executive officer and others comprising the Majority Stockholders who have voted, in writing, to approve the resolutions to amend our Articles of Incorporation to effect the various amendments outlined above collectively own approximately 51.5% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Articles of Incorporation, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof" herein.

Effective Date of Amendment.
----------------------------

          The effective date of these amendments will be on the later of the opening of business on March 18, 2004, or 21 days from the mailing of this Information Statement to our stockholders.


                                 NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION
 OF THESE AMENDMENTS TO OUR ARTICLES OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS
       UNDER UTAH LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR
                 PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



February 25, 2004             David C. Merrell